Exhibit 99.6

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY SOUTHERN CONNECTICUT BANCORP, INC.

PROXY SOLICITED ON BEHALF OF BOARD OF

DIRECTORS FOR SPECIAL MEETING

OF SHAREHOLDERS TO BE HELD                         , 2010

The undersigned hereby appoints Alphonse F. Spadaro, Jr. and Janette J. Parker as proxies for the undersigned with full powers of substitution to vote all shares of the Common Stock, par value $0.01 (the “Common Stock”), of Southern Connecticut Bancorp, Inc. (“Bancorp”) which the undersigned may be entitled to vote at the Special Meeting of Shareholders (“2010 Special Meeting”) of Bancorp to be held at The Quinnipiack Club, 221 Church Street, New Haven, Connecticut 06510, at 10:00 A.M., on      day,                     , 2010 or any adjournment thereof as follows:

1.	To approve the Agreement and Plan of Merger, dated as of February 22, 2010, by and among Naugatuck Valley Financial Corporation, new Naugatuck Valley Financial Corporation and Bancorp.

	For	Against	Abstain
	☐	☐	☐
2.

To approve the adjournment of the 2010 Special Meeting, if necessary to solicit additional proxies in the vent that there are not sufficient votes at the time of the 2010 Special Meeting to approve the merger agreement.

	For	Against	Abstain
	☐	☐	☐
3.	In their discretion the proxies are authorized to vote upon such other business as may properly come before the 2010 Special Meeting, or any adjournment thereof.
The undersigned acknowledges receipt of the Notice of the 2010 Special Meeting and the Proxy Statement for the 2010 Special Meeting. PLEASE CHECK IF YOU PLAN ☐ TO ATTEND MEETING.

Please be sure to date and sign this proxy card in the box below.

Date

Signature

sDetach above card, sign, date and mail in postage paid envelope provided.

SOUTHERN CONNECTICUT BANCORP, INC.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE SHAREHOLDER. IF NO DIRECTION IS SPECIFIED, THIS PROXY WILL BE VOTED “FOR” APPROVAL OF THE AGREEMENT AND PLAN OF MERGER, DATED AS OF FEBRUARY 22, 2010, BY AND AMONG NAUGATUCK VALLEY FINANCIAL CORPORATION, NEW NAUGATUCK VALLEY FINANCIAL CORPORATION AND BANCORP IN PROPOSAL 1 AND “FOR” APPROVAL OF THE ADJOURNMENT OF THE 2010 SPECIAL MEETING, IF NECESSARY TO SOLICIT ADDITIONAL PROXIES IN THE VENT THAT THERE ARE NOT SUFFICIENT VOTES AT THE TIME OF THE 2010 SPECIAL MEETING TO APPROVE THE MERGER AGREEMENT IN PROPOSAL 2.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, trustee, guardian or for a corporation, please give your full title as such. If shares are owned jointly, both owners should sign.

PLEASE ACT PROMPTLY

SIGN, DATE & MAIL YOUR PROXY CARD TODAY

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

PROXY MATERIALS ARE

AVAILABLE ON-LINE AT: